Exhibit 99.1

David Vickers and Al Calvanico Join Purebase Corporation (OTCQB: PUBC) Management Team

Yuba City, CA – (March 23, 2016) – Purebase Corporation (OTCQB:PUBC, “Purebase”, “the Company”) is pleased to announce the addition of Mr. David Vickers as President and Chief Operating Officer and Mr. Alfred Calvanico as Executive Vice President and Chief Financial Officer (CFO).  Mr. Vickers and Mr. Calvanico bring collectively over 60 years of management expertise and experience to the Purebase Team.  Mr. Vickers and Mr. Calvanico are expected to play strategic roles in executing the Company’s business plan.

Scott Dockter, the Company’s CEO Stated:

“PureBase is extremely pleased to have the caliber of these individuals on our team.  Their experience and insights will be invaluable in the development and implementation of our business plans.  They bring an impressive track record of success from their previous endeavors; we look forward to a productive future under their leadership and vison.”

David brings over 35 years of executive management experience within the Cement and aggregate business, having most recently served as President and CEO of Permian Basin Materials, LLC.  David also served previously as President at Lehigh Southwest Cement Company and H. G. Fenton Company.  David has a Master of Business Administration from University of California and a Bachelor of Science, Management and Industrial Technology from Tennessee Technological University.  A respected and knowledgeable member within the cement and aggregate business, David has served on the NRMCA Board for over 20 years and previously on the Board of Directors of the Portland Cement Association.  David’s keen leadership ability is a key asset during this important growth phase of Purebase.

Mr. Calvanico has an Executive Masters of Business Administration and a Bachelor of Science in Economics – Accounting.  Al has almost 30 years of senior financial management experience having served most recently as Executive Vice President and Chief Financial Officer for Robar Enterprises Inc. and its subsidiaries.  Al also brings a strong technical and systems experience and provided IT and Human Resource functions in his previous employment as well as strong financial and technical skill sets.  Al’s career highlights included, being responsible for the implementation of all company accounting systems and was instrumental in helping grow the previous company’s revenues from $100 million per year to $2 billion.  Al’s financial and management expertise will play an important role in supporting Purebase during this critical growth period.

Ms. Amy Clemens, who has served as the Company’s CFO since inception, will continue to provide support and assistance to the Company.

About Purebase Corporation (OTCQB: PUBC)

Purebase is a diversified, natural and industrial mineral resource company providing solutions to a wide range of markets, including its cornerstone markets of agriculture and construction. Purebase acquires, develops, mines, and commercializes industrial and natural mineral deposits to service the agricultural and construction industries, both domestically and internationally. Within the agriculture industry, Purebase provides soil amendments that may be used by both large farming operations and retail consumers.  Within the construction industry, Purebase provides Supplementary Cementitious Material (SCM), an additive that may be used in cement for large infrastructure construction projects for government, commercial and residential buildings.  For additional information, samples of our products, or to place an order, please visit www.purebase.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words.  These forward-looking statements are based on PureBase’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements.  The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of PureBase generally, including those set forth in the filings of PureBase with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement.  Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.  PureBase does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.